Exhibit 10.17

FIRST AMENDMENT TO THE

AMENDED AND RESTATED SERVICES, RESELLER

AND NON-COMPETITION AGREEMENT

This First Amendment (the “Amendment”) to the Amended and Restated Services, Reseller and Non-Competition Agreement (the “Agreement”) is made and entered into this 1st day of May, 2015 (the “Amendment Effective Date”) by and between The Advisory Board Company, a Delaware Corporation (“ABCO”) and Evolent Health LLC, a Delaware Limited Liability Company and successor- in- interest to Evolent Health, Inc. (“Evolent”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties entered into the Agreement effective June 27, 2013; and

WHEREAS, the Parties have continued to explore ways to improve the efficiency of their relationship and their respective abilities to provide services to hospitals and health systems; and

WHEREAS, as a result of the foregoing efforts, the Parties have agreed to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A. Amendment. As of the Amendment Effective Date, this Amendment hereby amends the Agreement as follows:

1.	Section 2.2.1 of the Agreement (Applicable Services) shall be amended to add new subsections (e), (f), (g), (h) and (i) as follows:

(e) Services to optimize or implement an Evolent Client’s electronic medical record (EMR) system, including EMR optimization services to be provided in connection with the implementation of Identifi, except (1) in specific circumstances where such EMR optimization and implementation services would be de minimis and highly integrated with other services being provided by Evolent that it would not be commercially or reasonably practicable for an individual to provide such EMR optimization or implementation who is not also providing other services to the Evolent Client and (2) provided that Evolent informs ABCO during the meetings described in Section 13.6 or otherwise of the circumstances described in immediately preceding clause (1) such that ABCO can in good faith evaluate whether Evolent is complying with the intent and purpose of ABCO’s right of first offer in this Section 2.2.1(e);

(f) Clinical documentation improvement services; provided, however, that such services are not related to, or a part of, a broader set of value-based care services such as, but not limited to, risk adjustment documentation (e.g., RAF services);

(g) Online patient scheduling systems;

(h) Crimson Market Advantage (“CMA”) functionality; and

(i) Referral management technology products; provided, however, that Evolent shall only be obligated to provide ABCO the right of first offer pursuant to this Section 2.2.1 if ABCO is willing to integrate the referral management functionality into Identifi such that ABCO’s referral management technology product can access or receive Identifi clinical data and that, following the first anniversary of the Amendment Effective Date and if there is demand from at least five (5) Evolent Clients, Identifi and ABCO’s referral management functionality can be accessed with a single sign-on and the referral management technology is capable of allowing a user to transmit a patient referral with the patient’s clinical data to a health care provider through Identifi, it being agreed that (i) Evolent shall provide ABCO with such support, cooperation, and assistance as are reasonably necessary to enable the integration of Identifi and ABCO’s referral management technology as described in this Section 2.2.1(i) and (ii) ABCO and Evolent shall in good faith meet periodically at mutually agreed upon times during the Term to discuss Evolent’s perspectives and input on such other features and functionality that may be reasonably necessary to be included in ABCO’s referral management technology to address market needs.

2.	A new Section 2.2.3 shall be added to the Agreement as follows:

In the event that ABCO exercises its right of first offer and performs a First Offer Service for an Evolent Client, ABCO shall be prohibited from selling or offering to that Evolent Client any new ABCO Restricted Products or Services to such Evolent Client that were not already in an Active ABCO Sales Process. For purposes of this Agreement, “Active ABCO Sales Process,” means, with respect to any Person as of the date on which Evolent refers the Person to ABCO for certain ABCO products or services or the other relevant time, a Person who (a) is purchasing such ABCO products or services as of such date or (b) either (i) has purchased such ABCO products or services from ABCO prior to such date or (ii) is engaged in active discussions with ABCO as of such date about (A) acquiring such products or services from ABCO, or (B) addressing the issues that such products or services are primarily intended to address.

3.	Section 2.3 of the Agreement (Failure to Execute a Service Agreement for the VBC Innovation Center) is hereby deleted in its entirety.

4.	Section 2.4 (Reservation of Rights) and Section 2.5 (Designation of Relationship Managers) of the Agreement are hereby renumbered as Sections 2.3 and 2.4 respectively.

5.	Section 3 (Fees; Payment Terms; Shortfall) of the Agreement shall be deleted in its entirety and replaced with the following:

3.	FEES; PAYMENT TERMS.

Subject to the terms of this Agreement, Evolent shall pay ABCO the applicable fees for the Services performed by ABCO pursuant to a Statement of Work as set forth in the Statement of Work, this Agreement, or as otherwise agreed in a separate writing signed by the Parties.

6.	Section 4 (Term and Renewal) of the Agreement shall be deleted in its entirety and replaced with the following:

4.	TERM AND RENEWAL. The initial term of this Agreement shall commence on the Effective Date and unless sooner terminated in accordance with the terms hereof, shall continue through June 30, 2017 (“Initial Term”). Thereafter, this Agreement shall automatically be renewed for another five-year term (“Renewal Term;” the Initial Term together with each Renewal Term, the “Term”). At any time during the Initial Term or a Renewal Term, either Party may terminate this Agreement without cause upon ninety (90) days’ prior written notice to the other Party.

7.	Section 5 (Referral Fees, Solicitation and Competition and Post-Closing Services) shall be deleted in its entirety and replaced with the following:

5.	REFERRALS.

5.1	Referrals by Evolent to ABCO for Products and Services that Evolent is Unable to Provide: In addition to the services to be provided by ABCO described in Section 2.1 and any services that may be provided pursuant to referrals or partnering arrangements contemplated by Section 5.2 and subject to ABCO’s right of first refusal in Section 2.2, the Parties acknowledge that there may arise situations where, in order to meet the requirements of a Person with whom Evolent may have had dealings or interactions but who is not an Evolent Client (a “Non-Evolent Client”), it may be necessary or desirable for Evolent to arrange for the provision of technology solutions or services that Evolent is restricted from providing under the terms of this Agreement. In such situations, the Parties acknowledge that it may be advantageous to Evolent for ABCO to provide such technology solutions or services to the Non-Evolent Client. Any such technology solutions or services provided by ABCO by mutual agreement of the Parties under this Section 5.1 will (unless otherwise agreed by the Parties in writing) be subject to the pricing, referral and commission payment, and other terms as follows:

5.1.1	Client Contract Relationship; Pricing Terms. At the option of Evolent, any agreement pursuant to which ABCO may provide technology solutions or services to a Non-Evolent Client under this Section 5.1 may be through a contract between Evolent and the Non-Evolent Client, where ABCO acts as a subcontractor or vendor to Evolent (subject to any third party restrictions imposed on ABCO (e.g., third party software license terms)), or through a contract directly between ABCO and the Non-Evolent Client. ABCO pricing of the technology solutions or services to be provided to a Non-Evolent Client pursuant to this Section 5.1 will be at (i) a [***] percent ([***]%) discount from the standard ABCO pricing calculator for technology product offerings, (ii) [***] percent ([***]%) discount for consulting services, and (iii) [***] percent ([***]%) discount for best practices research services.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.2	Payment. Where ABCO provides technology solutions or services to a Non-Evolent Client pursuant to this Section 5.1 as a subcontractor or vendor to Evolent, payment shall be made by Evolent to ABCO based on ABCO’s delivery of services pursuant to the applicable subcontract or Statement of Work. Where ABCO provides technology solutions or services to a Non-Evolent Client pursuant to a contract directly between ABCO and the Non-Evolent Client, payment shall be made by the Non-Evolent Client pursuant to the terms of such contract unless otherwise agreed by Evolent, the Non-Evolent Client, and ABCO in a separate writing.

5.1.3	Evolent Referral Fee. For services contracted during the Term to be provided by ABCO pursuant to this Section 5.1, ABCO will pay Evolent a one-time sales referral fee for technology solutions or services provided by ABCO to a Non-Evolent Client pursuant to this Section 5.1 in the amount of [***] percent ([***]%) of the first year fees received by ABCO for the provision of such technology solutions or services to such Non-Evolent Client. In the event that ABCO is providing such technology solutions or services as a subcontractor or vendor to Evolent, payment of the referral fee under this Section 5.1.3 shall coincide with payment made by Evolent to ABCO pursuant to Section 5.1.2. In the event that ABCO is providing such technology solutions or services pursuant to a contract directly between ABCO and the Non-Evolent Client, payment of the referral fee under this Section 5.1.3 shall be made promptly following the receipt by ABCO of payment from the Non-Evolent Client pursuant to the terms of such contract unless otherwise agreed by Evolent, the Non-Evolent Client, and ABCO in a separate writing.

5.2

Referrals by Evolent to ABCO for Services that Evolent May be Permitted to Provide in Certain Circumstances: In addition to the services to be provided by ABCO described in Section 2.1 and any services that may be provided pursuant to referrals or partnering arrangements contemplated by Section 5.1 and subject to ABCO’s right of first refusal in Section 2.2, the Parties agree that there may be opportunities for ABCO to provide additional technology solutions or services to or on behalf of Evolent in connection with services Evolent has contracted to provide to Evolent Clients. Any such technology solutions or services provided by ABCO under this Section 5.2 to Evolent Clients (a) referred to ABCO in writing and (b) who were not in an Active ABCO Sales Process, will be subject to the pricing, referral and commission payment, and other terms as follows (for the avoidance of doubt, if an Evolent Client was in an Active ABCO Sales Process at the time of Evolent’s referral, Evolent and ABCO will have no obligation to work together with respect to

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

such Evolent Client, provided that the Relationship Managers shall discuss and determine if there are opportunities for Evolent and ABCO to work together with respect to such Evolent Client):

5.2.1	Client Contract Relationship; Pricing Terms. At the option of Evolent, any agreement pursuant to which ABCO may provide technology solutions or services to an Evolent Client under Section 5.2 may be through a contract between Evolent and the Evolent Client, where ABCO acts as a subcontractor or vendor to Evolent (subject to any third party restrictions imposed on ABCO (e.g., third party software license terms)), or through a contract directly between ABCO and the Evolent Client. ABCO pricing of the technology solutions or services to be provided to an Evolent Client pursuant to this Section 5.2 will be at a [***] percent ([***]%) discount from the standard ABCO pricing calculator unless otherwise agreed by Evolent, the Evolent Client, and ABCO in a separate writing.

5.2.2	Payment. Where ABCO provides technology solutions or services to an Evolent Client pursuant to this Section 5.2 where ABCO acts as a subcontractor or vendor to Evolent, payment shall be made by Evolent to ABCO based on ABCO’s delivery of services pursuant to the applicable subcontract or Statement of Work. Where ABCO provides technology solutions or services to an Evolent Client pursuant to a contract directly between ABCO and the Evolent Client, payment shall be made by the Evolent Client pursuant to the terms of such contract unless otherwise agreed by Evolent, the Evolent Client, and ABCO in a separate writing.

5.2.3	Evolent Referral Fee. For services contracted during the Term to be provided by ABCO pursuant to this Section 5.2, ABCO will pay Evolent a one-time sales referral fee for technology solutions or services provided by ABCO to an Evolent Client pursuant to this Section 5.2 unless the Evolent Client was in an Active ABCO Sales Process at the time of the referral in the amount of [***] percent ([***]%) of the first year fees received by ABCO for the provision of such technology solutions or services to such Evolent Client. In the event that ABCO is providing such technology solutions or services as a subcontractor or vendor to Evolent, payment of the referral fee under this Section 5.2.3 shall coincide with payment made by Evolent to ABCO pursuant to Section 5.2.2. In the event that ABCO is providing such technology solutions or services pursuant to a contract directly between ABCO and the Evolent Client, payment of the referral fee under this Section 5.2.3 shall be made promptly following the receipt by ABCO of payment from the Evolent Client pursuant to the terms of such contract unless otherwise agreed by Evolent, the Evolent Client, and ABCO in a separate writing.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2.4	Evolent Ongoing Commission. In addition to the referral fee payment to be made pursuant to Section 5.2.3, unless the Evolent Client was in an Active ABCO Sales Process at the time of the referral, ABCO will pay Evolent an annual sales commission fee for technology solutions or services provided by ABCO to an Evolent Client pursuant to Section 5.2. The amount of such fee shall be equal to (i) [***] percent ([***]%) of the second-year fees received by ABCO for the provision of such technology solutions or services and (ii) [***] percent ([***]%) of the annual fees received by ABCO for the provision of such technology solutions or services in each subsequent year in which ABCO provides such technology solutions or services. In the event that ABCO is providing such technology solutions or services as a subcontractor or vendor to Evolent, payment of the sales commission fee under this Section 5.2.4 shall coincide with payment made by Evolent to ABCO pursuant to Section 5.2.2. In the event that ABCO is providing such technology solutions or services pursuant to a contract directly between ABCO and the Evolent Client, payment of the referral fee under this Section 5.2.4 shall be made promptly following the receipt by ABCO of payment from the Evolent Client pursuant to the terms of such contract unless otherwise agreed by Evolent, the Evolent Client, and ABCO in a separate writing.

5.3

Referrals by ABCO to Evolent: The Parties agree to collaboratively develop a list of twenty (20) client target opportunities, associated product offerings, and joint sales strategies on an annual basis (“Co-Marketed Targets”) and determine a strategy for one or both Parties to seek to arrange a demonstration of the joint capabilities to the Co-Marketed Targets. In the event ABCO refers an organization to Evolent, whether such organization is a Co-Marketed Target or not (a “Potential Referral”), and within eighteen (18) months of such referral, Evolent signs the Potential Referral to an implementation and/or long-term services contract (an “ABCO Referred Organization”), Evolent shall pay ABCO the fees set out in Sections 5.3.1 and 5.3.2. To qualify as an ABCO Referred Organization, ABCO must interact with the Potential Referral, Evolent must not reasonably demonstrate to ABCO within five (5) business days after its receipt of ABCO’s referral that the Potential Referral actively evaluated Evolent’s capabilities within the ninety (90) days preceding the date of the referral and the Potential Referral must actively evaluate Evolent during the eighteen (18) months following ABCO’s referral, and, if the Potential Referral was not a Co-Marketed Target, ABCO’s referral and other activities must have been a contributing factor to Evolent entering into an implementation and/or long-term services contract with that Person (e.g., a Potential Referral that does not advance but fifteen (15) months later issues an RFP for services would not count as a Potential Referral if ABCO’s activities did not contribute to the Potential Referral issuing the RFP to Evolent). ABCO and Evolent may mutually agree to waive the requirement for the Potential Referral to have been evaluating Evolent during the ninety (90) day period prior to the referral. ABCO can refer no more than twenty (20)

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Potential Referrals to Evolent in any twelve (12) month period during the Term, it being agreed that ABCO can remove Persons from the list of Potential Referrals who may no longer be interested in engaging in discussions for Evolent services and add new Persons to the list as replacements.

5.3.1	Co-Marketing Fee. For referrals made by ABCO to Evolent during the Term, Evolent will pay ABCO a one-time sales referral fee for services provided by Evolent to a Co-Marketed Target pursuant to this Section 5.3 in the amount of [***] percent ([***]%) of the first year fees paid to Evolent within thirty (30) days after the end of the first year of the contract between Evolent and the Co-Marketed Target.

5.3.2

Bundled Product Requirement. Evolent must include in its service offering to and contracts with ABCO Referred Organizations the ABCO Network Development Technology Products (which are ABCO’s Crimson Market Advantage, Crimson Medical Referrals, and HealthPost technology products (as such products may be renamed, supplemented, or modified by ABCO from time to time)) for the greater of two (2) years and the term of the agreement between Evolent and the ABCO Referred Organization. Evolent may price the ABCO Network Development Technology Products in its discretion, provided that, if Evolent sets a price for the ABCO Network Development Technology Products in a proposal or contract with the ABCO Referred Organization, the price may not be less than [***] percent ([***]%) of ABCO’s standard ABCO pricing calculator for such ABCO Network Development Technology Products (such pricing, the “Evolent Pricing for the Bundled Products”). Evolent shall pay ABCO the Evolent Pricing for the Bundled Products as follows: (i) the implementation fee for the ABCO Network Development Technology Products shall be paid within sixty (60) days after Evolent enters into the contract with the ABCO Referred Organization and (ii) the annual membership/subscription fee shall be paid in quarterly installments within thirty (30) days after the commencement of each three-month period during the term of Evolent’s contract with the ABCO Referred Organization (collectively, the fees set forth in clauses (i) and (ii) above shall be referred to herein as the “EPBP Fees”). ABCO shall calculate the payments made by Evolent in respect of the EPBP Fees within sixty (60) days after the end of the fourth (4th) consecutive year of Evolent’s contract with its client (or within sixty (60) days after the end of the term of such contract, if fewer than four (4) consecutive years remained in the term of such contract after the prior calculation), and, if the average annual payment to ABCO over such period was less than $[***] for such client, Evolent shall pay to ABCO the amount of such shortfall such that ABCO is paid at least an average of $[***] for each such year (i.e., $[***] over a four-year period) for each ABCO Referred Organization (it being acknowledged

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and agreed that for each contract with an ABCO Referred Organization that has a term of less than four (4) years, ABCO shall calculate the payments made by Evolent in respect of the EPBP Fees within sixty (60) days after the term of such contract, and, if the average annual payment to ABCO over the term of such contract was less than $[***] for each year of such contract, Evolent shall pay to ABCO the amount of such shortfall such that ABCO is paid at least an average of $[***] for each year of such contract). For the avoidance of doubt, the fees due to ABCO from an ABCO Referred Organization shall continue after the Term until the later of (x) the last day that ABCO provides ABCO Network Development Products to the ABCO Referred Organization and (y) the earlier of the third (3rd) anniversary of the last day of the Term or last day of the term of the agreement between Evolent and the ABCO Referred Organization, provided that ABCO referred the ABCO Referred Organization to Evolent during the Term (it being acknowledged that ABCO shall never be required to provide services without receiving the agreed upon payment for those services). When calculating payments of EPBP Fees and any shortfalls pursuant to this Section 5.3.2, ABCO shall in good faith make adjustments to amounts that would have been payable to ABCO on account of contracts with ABCO Referred Organizations that may have been terminated by the ABCO Referred Organization with the first six (6) months of the term of such contract.

5.3.3	Evolent Protections for ABCO Referred Organization Bundled Product Requirement. If ABCO introduces Evolent to an ABCO Referred Organization, the EPBP Fees for that ABCO Referred Organization shall be capped at [***] percent ([***]%) of the total fees payable to Evolent by the ABCO Referred Organization for both implementation and long-term contract scope; provided, however, that ABCO shall never receive less than [***] percent ([***]%) of ABCO standard pricing for the ABCO Network Development Technology Products deployed by Evolent at an ABCO Referred Organization (i.e., Evolent may be permitted to deploy fewer ABCO Network Development Technology Products to ensure that those products do not exceed, in aggregate, more than [***] percent ([***]%) of the total fees payable to Evolent by the ABCO Referred Organization).

8.	Section 6.2 of the Agreement shall be deleted in its entirety and replaced with the following:

6.2

Evolent shall not, until the earlier of (x) ABCO’s ceasing to be an equity holder of Evolent (unless ABCO ceases to be an equity holder of Evolent as a result of a (a) Change of Control of Evolent or (b) recapitalization or reorganization of Evolent but ABCO continues to hold equity in an Affiliate of Evolent as a result of such recapitalization or reorganization) or (y) June 27, 2020 (except for Sections 6.2(e)(i)-(iv), which shall terminate on the last day of the Term if ABCO terminates this Agreement without cause pursuant to Section 4; otherwise, the restrictions in Section 6.2(e)(i)-(iv) shall continue until the later of (x) the four (4) year anniversary of the Amendment Effective Date or (y) the last day of the Term if this Agreement is terminated by Evolent; provided, however, that under no circumstances shall Evolent

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

promote, market, provide, offer or sell any of the products or services described in Section 6.2(e) unbundled from or not integrated with Identifi through June 27, 2020), promote, market, provide, offer or sell:

(a) unbundled software applications, software tools or other similar technologies (including, without limitation, software as a service, or analytics technology) that are competitive in any material respect with any ABCO products or services at the time the Evolent product or service is promoted, marketed, or sold. For the avoidance of doubt, Evolent clinical programs, clinical processes and rules/content are not considered technology. For purposes of this Section 6.2(a), unbundled means that more than fifty percent (50%) of the aggregate revenue attributable to the Evolent Client during the term of the contract are for software applications, software tools or other similar technologies (including, for the avoidance of doubt, Identifi) and software and technology support and maintenance (including user support or any other services support that are customarily associated with the implementation or ongoing management or oversight of technology products) regardless of the fee amounts set forth in Evolent’s agreement(s) with the Evolent Client;

(b) Blueprint or non-Blueprint consulting services or products that are competitive in any material respect with any ABCO products or services at the time the Evolent product or service is promoted, marketed, or sold, unless such consulting services are reasonably expected to lead to a long-term services contract or be part of a Blueprint Services engagement; “Blueprint” and “Blueprint Services” are defined as a consulting engagement pursuant to which Evolent has been engaged by a Person to assess what would be required for the Person to (a) acquire or develop health plan capabilities, or (b) expand the Person’s health plan capabilities, or (c) initiate or expand the Person’s ability to establish value-based care contracting arrangements (i.e., contracts that contemplate a performance-based gain share payment or a set payment to a health care provider organization for each enrolled person assigned to such provider, for a period of time, for the provision of specified care). Evolent shall only permitted to provide consulting services that Evolent is permitted to provide pursuant to this Section 6.2 and Blueprint Services for a Person and its Affiliates for up to six (6) consecutive calendar quarters on an uninterrupted basis (i.e., the services cannot commence, cease, and recommence during that period; Evolent should have an ongoing consulting relationship with that Person or its Affiliates during that period) and Evolent thereafter must cease charging fees for any services unless the Person or one or more of its Affiliates entered into an implementation and/or long-term services contract with Evolent (i.e., Evolent can continue providing services to such Person and its Affiliates after such six (6) calendar-quarter period, but cannot be compensated for such services unless and until the Person enters into an implementation and/or long-term services contract with Evolent);

(c) any best practices membership programs or physician practice management or bundled or unbundled physician practice management and other physician practice management consulting services, in each case referred that are substantially similar to, or that are competitive with, (i) ABCO’s best practices membership programs or (ii) physician practice management or other physician practice management consulting services that were offered by ABCO as of August 2013; or

(d) any services which are competitive in any material respect with any ABCO products or services at the time the Evolent service is promoted, marketed, or sold, where (i) the Evolent client will (based on reasonable documented expectations with the Evolent client at the time the contract is signed by the client) generate Evolent revenue less than $1.75 million annually, on average, across the life of the initial contract inclusive of the implementation and long-term contract fees, (ii) the average annual revenue from all long-term services contract customers signed after June 27, 2013, inclusive of implementation and long-term services revenue, is less than $5.0 million each year, and (iii) Evolent is not required to have more than six and three quarter (6.75) Dedicated FTEs per year, on average, across the life of the client contract inclusive of the implementation and long-term contract scopes. The contract length shall begin on the date of the first implementation and/or long-term services contract and extend through the expiration of such contract. For purposes of this provision, “Dedicated FTEs” are defined as Evolent personnel who are either directly tracking time to the Evolent Client or are allocated to the client from the Evolent national support model during the project pricing process. For the avoidance of doubt, Evolent general and administrative full-time employees will not be allocated to the Evolent Client or considered Dedicated FTEs. Both national support model and general and administrative cost categories and related full-time employees shall be defined as they existed in the Evolent WorkDay ERP system as of January 1, 2015 as described on Exhibit A hereto. For purposes of this section any long-term-services contracts with non-provider customers (i.e., employers) that are linked to a health system Evolent client shall not count as a separate Evolent Client for purposes of calculating Dedicated FTEs if Evolent is serving the non-provider customer in coordination with the Evolent Client where coordination means that Evolent is providing the non-provider customer long-term contract services similar to those provided to the Evolent Client.

(e) Evolent also agrees not to, directly or indirectly, develop, promote, market, provide, offer or sell products with functionality substantially similar to (i.e., redundant in any material respect) the following except to the extent permitted by and subject to Section 2.2.1:

(i) Services to optimize or implement a Person’s electronic medical record (EMR) system unless (although still subject to Section 2.2.1) (i) such services are being provided for Evolent Clients in connection with the implementation or optimization of Identifi or (ii) such services are being provided to a potential Evolent Client as part of a diagnostic or proof of concept to demonstrate to the potential Evolent Client how Identifi would work with and/or optimize the Person’s EMR and Evolent’s ability to implement Identifi;

(ii) ABCO’s online scheduling system (referred to as HealthPost as of the date of Amendment Effective Date) as it existed as of the Amendment Effective Date;

(iii) ABCO’s market referrals product (referred to as CMA as of the date of the Amendment Effective Date) as it existed as of the Amendment Effective Date, provided the Evolent is allowed to continue sharing data with physicians in the manner in which Evolent is providing data to Evolent Clients as of the Amendment Effective Date as described on Exhibit B hereto; and

(iv) ABCO’s referral management technology product (referred to as Crimson Referral Management as of the Amendment Effective Date) as it existed as of the date of the Amendment Effective Date except as expressly permitted in the last sentence of Section 2.2.1(i) and, if ABCO is unwilling to integrate its referral management functionality with Identifi as described in Section 2.2.1(i) or if Section 2.2.1(i) is no longer in effect, then Evolent would be enabled to directly provide referral management functionality through Identifi but would not be permitted to access those services from a third party (i.e., Evolent would not be permitted to license or integrate any third party’s referral management functionality into Identifi or other Evolent technology products or services.

Notwithstanding any other provision hereof, the foregoing restrictions in this Section 6.2 shall survive a Change of Control of Evolent through June 27, 2020; provided, however, that prior to June 27, 2020, the acquiring party in a Change of Control of Evolent shall be not be subject to the foregoing restrictions with respect to any technology solutions or consulting services, in each case, that are unrelated to the Evolent assets acquired. In addition, (1) the restrictions in this Section 6.2 shall not apply to the type and scope of services proposed to be offered to the Persons described in the letter from Evolent to ABCO dated April     , 2015, and (2) during the period between the last day of the Term and the expiration of the periods described in the first paragraph of this Section 6.2, ABCO shall in good faith at Evolent’s request discuss with Evolent the provision by ABCO of any products or services that Evolent is not permitted or is otherwise unable to provide pursuant to this Section 6.2 to Evolent and/or Evolent clients, with the terms of the provision of such products or services to be the subject of a separate written agreement between ABCO and Evolent.

9.	Without limiting Section 11 of the Agreement (Limits of Liability), the limitations of liability in Section 11 of the Agreement shall not apply to a breach of Sections 2 or 6 of the Agreement or affect Sections 12.3, 12.4, or 13.5 of the Agreement. If it is determined that a Party has breached one or more material terms of Section 6.1.1 or 6.2 or the Agreement, as the case may be, the non-breaching Party shall be awarded pursuant to Section 13.3 of the Agreement damages as determined by an arbitrator including, but not limited to, lost profits. In addition, Evolent’s payment obligations (if any) that may arise pursuant to Sections 12.3 or 12.3 as a result of Evolent conduct or activities prior to the last day of the Term shall survive the expiration or earlier termination of the Agreement.

10.	New Sections 12.3, 12.4, and 12.5 shall be added to the Agreement as follows:

12.3	Payments Upon Early Termination:

In the event that an ABCO client (i) terminates its agreement with ABCO (other than as a result of a material uncured breach by ABCO of such agreement) prior to the end of the then-current term of such agreement and (ii) within six (6) months of such termination begins using services or technology from Evolent that made such ABCO products or services redundant in a material respect (the “Overlapping Products/Services”), then Evolent shall pay to ABCO [***] percent ([***]%) of the remaining fees that would have been paid to ABCO by the ABCO client for the Overlapping Products/Services during the remainder of the contract, in the event that such contract is terminated prior to the end of a contract (each such payment, an “Early Termination Payment”).

Each Early Termination Payment shall be due and payable in accordance with the payment terms of the terminated agreement, provided that the first payment of such Early Termination Payment also shall include all of the payments that would have been paid during the period beginning on the date of termination and ending on the date upon which such first payment is made.

12.4	Payments Upon Non-Renewal:

In the event that an ABCO client (i) fails to renew its agreement with ABCO at the end of the then-current term of such agreement and (ii) within six (6) months of such termination begins using Overlapping Products/Services and (iii) the Overlapping Products/Services were not incidental to the non-renewal decision by the ABCO Client, then Evolent shall make the following payments to ABCO (each such payment, a “Non-Renewal Payment”):

12.4.1	[***] percent ([***]%) of the fees that would have been paid to ABCO by the ABCO client during the first contract year of the renewal period if such contract had been renewed on the same terms;

12.4.2	[***] percent ([***]%) of the fees that would have been paid to ABCO by the ABCO client during the second contract year of the renewal period as if such contract had been renewed on the same terms;

12.4.3	[***] percent ([***]%) of the fees that would have been paid to ABCO by the ABCO client during the third contract year of the renewal period as if such contract had been renewed on the same terms; and

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

12.4.4	[***] ([***]%) of the fees that would have been paid to ABCO by the ABCO client during the fourth contract year of the renewal period as if such contract had been renewed on the same terms)

Each Non-Renewal Payment shall be due and payable in accordance with the payment terms of the non-renewed contract as if such contract had been renewed on the same terms, provided that the first payment of such Non-Renewal Payment also shall include all of the payments that would have been paid during the period beginning on the date of termination and ending on the date upon which such first payment is made.

12.5	Improper ABCO Interference: ABCO shall not tortiously interfere with the contractual relationship between Evolent and any of its clients.

11.	The references to 42 Pa. C.S.A § 7341 in Sections 13.3.2(a) and (e) of the Agreement are hereby changed to 10 Del.C. § 5714, and the references in Section 13.3 of the Agreement to the Laws of Pennsylvania and the Laws of the Commonwealth of Pennsylvania are hereby changed to the Laws of Delaware and the Laws of the State of Delaware. In addition, the Parties agree that (a) the third impartial arbitrator selected by the two (2) arbitrators selected by the Parties referred to in Section 13.3 shall have at least ten (10) years of experience in hospital or health system strategy or as an executive officer of a multi-facility health system and cannot be (or have been within the preceding ten (10) years) an Affiliate, employee or independent contractor of ABCO or Evolent and (b) for the avoidance of doubt, a Party shall be entitled to institute an action or litigation in a court, or to commence another similar proceeding, to enforce the decision of the arbitrators pursuant to Section 13.3.

12.	A new Section 13.6 shall be added to the Agreement as follows:

13.6 General Counsel Meetings: On a quarterly basis, the General Counsels of each Party shall meet to confer in good faith to discuss general compliance issues relating to the Agreement and, upon request at any time, share such information and documents as are reasonably necessary to determine a Party’s compliance with its obligations under this Agreement.

13.	Section 14.4 of the Agreement shall be deleted in its entirety and replaced with the following:

Governing Law and Jurisdiction: This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to that state or any other state’s conflict of law rules. Each Party irrevocably consents to the personal jurisdiction of the state and federal courts located in Wilmington, Delaware for any suit or action arising from or related to this Agreement.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

B.	Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

C.	Effectiveness of this Amendment; Conflicts. Except as expressly amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Agreement, this Amendment shall prevail.

D.	Warranty of Authority. Each person executing this Amendment represents that he has full power and authority to do so, and that no other authorizations or approvals of any kind are necessary.

E.	Counterparts. This Amendment may be executed in counterparts, each of which when taken together shall constitute an original. Any counterpart signature page delivered by facsimile transmission and/or electronic mail shall be deemed to be and have the same force and effect as an originally executed signature page.

IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the Parties as of the Amendment Effective Date.

EVOLENT HEALTH LLC		THE ADVISORY BOARD COMPANY

Signed:	/s/ Seth Blackley	Signed:	/s/ Evan Farber

Name:	Seth Blackley	Name:	Evan Farber

Title:	President	Title:	General Counsel

EXHIBIT A

Evolent National Support Model Departments

•	Clinical and Pharmacy Analytics

•	Clinical Operations

•	PSO

•	Pharmacy

•	IT

•	Actuarial Services

•	Strategic Client Finance

•	Compliance

•	Transformation

EXHIBIT B

EVOLENT DATA SHARING

As of the Amendment Effective Date, Evolent provides data through reports, conversations or other means that are intended to assist the recipient of the information in understanding network leakage information for purposes of optimizing value-based care performance. The data is only for provider risk contracts / panels and is only driven by payer claims data. The analysis does not include full panel leakage analysis, does not include non-claims data or data outside the risk population and is not provided to physicians or other constituents on an unbundled basis. Following is an example of the data provided to physicians or administrators. The data may be provided at a system level, at pod level or at an individual physician level.

Sample Report

Medicare Population

Summary of Experience Data: All Medical Claims and Encounters

	Total Population					In-Network					Out-of-Network
	Total Member Months:xxxxxx					Total Member Months:xxxxxx					Total Member Months:xxxxxx
Benefit	Utilization /1,000	Average Allowed Per Service	Paid PMPM	Allowed PMPM	Patient Pay PMPM	Utilization /1,000	Average Allowed Per Service	Paid PMPM	Allowed PMPM	Patient Pay PMPM	Utilization /1,000	Average Allowed Per Service	Paid PMPM	Allowed PMPM	Patient Pay PMPM
Facility Inpatient Subtotal	217.3	$11,711	$200.86	$212.04	$11.18	208.4	$11,644	$191.51	$202.20	$10.69	8.9	$13,286	$9.34	$9.84	$0.50
Facility Outpatient Subtotal			$115.18	$124.64	$9.46			$113.27	$122.65	$9.37			$1.91	$2.00	$0.09
Professional Subtotal			$204.18	$223.05	$18.87			$197.49	$216.27	$18.77			$6.69	$6.78	$0.09
Other Subtotal			$20.23	$24.16	$3.93			$13.69	$14.99	$1.30			$6.54	$9.16	$2.63
Additional Benefits Subtotal			$2.42	$2.70	$0.28			$2.20	$2.48	$0.28			$0.22	$0.22	$0.00
Total Medical Cost			$542.87	$586.58	$43.72			$518.17	$558.58	$40.41			$24.70	$28.00	$3.30